UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 17, 2018 (April 17, 2018)

TCP CAPITAL CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	814-00899	56-2594706
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2951 28th Street, Suite 1000 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (310) 566-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

TCP Capital Corp. (the “Company,” “we,” “us” or “our”) today announced that Tennenbaum Capital Partners, LLC, its investment adviser  (the "Advisor"), entered into a definitive agreement with BlackRock, Inc. ("BlackRock"), pursuant to which the Advisor will be merged with and into a wholly-owned subsidiary of BlackRock Capital Investment Advisors, LLC, an indirect wholly-owned subsidiary of BlackRock (the “Transaction”), with the Advisor being the surviving entity after the merger. The closing of the Transaction would result in an assignment for purposes of the Investment Company Act of 1940 of the investment management agreement between the Company and the Advisor and the investment management agreement between Special Value Continuation Partners, LP (“SVCP”) and the Advisor and, as a result, the immediate termination of such agreements.  The consummation of the Transaction is subject to certain terms and conditions, including, among others (i) the approval of a new investment management agreement between the Company and the Advisor by the stockholders of the Company and (ii) the approval of a new investment management agreement between SVCP and the Advisor by the limited partners of SVCP, including the stockholders of the Company voting on a pass-through basis.  If each of the terms and conditions is satisfied or waived, the parties to the Transaction anticipate that the closing of the Transaction will occur in the third quarter of 2018.

The Advisor and BlackRock issued a joint press release regarding the Transaction, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  An investor presentation will be posted to the Company’s website, which representatives of the Company intend to use in discussion with certain parties.  A copy of this presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information disclosed under this Item 8.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 8.01 shall not be deemed an admission by the Company as to the materiality of such information.

Item 9.01. Financial Statements and Exhibits

d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated as of April 17, 2018

99.2	Investor Relations Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCP CAPITAL CORP.

Date: April 17, 2018

	By:	/s/ Paul L. Davis
	Name:	Paul L. Davis
	Title:	Chief Financial Officer